UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2004

CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.
(Exact name of registrant specified in charter)

Delaware	000-50505	13-4287300
(State of	(Commission File	(IRS Employer
Incorporation)	Number)	Identification No.)

100 Foxborough Blvd., Suite 240
Foxborough, MA 02035
(Address of principal executive offices) (Zip Code)

(508) 549-9981
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

          On November 3, 2004, the Board of Directors of Cyberkinetics Neurotechnology Systems, Inc. (the “Registrant”) approved an Employment Agreement (the “Agreement”) with Timothy R. Surgenor, the Registrant’s President and Chief Executive Officer. During the term of Agreement, Mr. Surgenor will earn a base salary of no less than $244,400 per annum (or such higher amount as the Compensation Committee may establish), to be reviewed annually. He is also eligible to receive an annual cash bonus of up to $100,000, based on objectives mutually agreed upon by the Board of Directors, the Compensation Committee and Mr. Surgenor. The Agreement shall terminate upon the death or disability of Mr. Surgenor; provided, however, that the Registrant may terminate Mr. Surgenor’s employment immediately “for cause” with no further obligations. If the Registrant terminates Mr. Surgenor’s employment “without cause,” he will be entitled to eighteen (18) months of severance pay at rate of one hundred percent (100%) of his monthly salary and a bonus equal to the average of the annual cash bonus earned in each of the two (2) fiscal years prior to his termination. A copy of the Agreement is filed with this Current Report as Exhibit 10.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Effective November 3, 2004, Theo Melas-Kyriazi was appointed to serve as a member of the Registrant’s Board of Directors and Chairman of the Audit Committee until the next annual meeting of stockholders and until the election and qualification of his successor. Mr. Melas-Kyriazi was not appointed to the Board of Directors pursuant to any arrangement or understanding with the Registrant and/or with any of its affiliates. Set forth below is biographical information regarding Mr. Melas-Kyriazi:

          THEO MELAS-KYRIAZI, Member of the Board of Directors and Chairman of the Audit Committee. Mr. Melas-Kyriazi has been affiliated with Thermo Electron Corporation (NYSE: TMO), located in Waltham, MA, since 1986. He has served as Chief Financial Officer of TMO since 1999 and from 1994-1997 he served as Chief Executive Officer and President of Thermo Spectra Corporation, a publicly traded subsidiary of TMO. Mr. Melas-Kyriazi has also served as a member of the Board of Directors of Valeant Pharmaceuticals (NYSE: VRX) located in Costa Mesa, CA since 2003. Mr. Melas-Kyriazi received his Bachelor of Arts Degree in Economics from Harvard College in 1981 and his Masters of Business Administration from The Harvard Graduate School of Business Administration in 1983.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit
Number	Description

10.1	Employment Agreement by and between the Registrant and Timothy R. Surgenor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberkinetics Neurotechnology Systems, Inc.

Date: November 8, 2004	By:	/s/ Timothy R. Surgenor

Timothy R. Surgenor
Chief Executive Officer
(Duly Authorized Officer)

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Employment Agreement by and between the Registrant and Timothy R. Surgenor.